                                                                     Exhibit 4.6

                         [FORM OF FACE OF EXCHANGE NOTE]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSORS NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            UNITED STATES CAN COMPANY

                Series B 12 3/8% Senior Subordinated Notes Due 2010

No.                                                           U.S. $175,000,000
                                                              CUSIP No.:

         U.S. Can Corporation, a Delaware corporation, promises to pay to CEDE & Co., or registered assigns, the principal sum of One Hundred Seventy-Five Million Dollars ($175,000,000) on October 1, 2010.

                  Interest Payment Dates:  April 1 and October 1

                  Record Dates:  March 15 and September 15

         Additional provisions of this Security are set forth on the other side of this Security.

Dated:                               UNITED STATES CAN COMPANY

                                     by:
                                        ---------------------------------------
                                                    President

                                     by:
                                        ---------------------------------------
                                                    Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                                        BANK ONE TRUST COMPANY, N.A., as
                                        Trustee, certifies that this is one of
                                        the Securities referred to in
                                        the Indenture.

[seal]

                                        by:
                                           ------------------------------------
                                                   Authorized Signatory

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE]

                            UNITED STATES CAN COMPANY

                Series B 12 3/8% Senior Subordinated Notes Due 2010

1.  INTEREST

         United States Can Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 1 and October 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of 12 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  METHOD OF PAYMENT

         The Company, in accordance with Section 4.01 of the Indenture, will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities ("Holder" or "Holders") at the close of business on the Record Date next preceding the interest payment date even if Securities are cancelled after the Record Date and on or before the interest payment date. Holders must surrender Securities to an office or agency where Securities may be presented for payment (the "Paying Agent") to collect principal payments. The Securities will be payable as to principal and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Securities register of Holders; PROVIDED that the Company will be required to make, by wire transfer of immediately available funds to the accounts specified by a Holder of at least $5 million aggregate principal amount of Securities, all payments of principal of, premium, if any, and interest with respect to such Holder's Securities if such Holder has provided wire transfer instructions to the Company.

3.  PAYING AGENT AND REGISTRAR

         Initially, Bank One Trust Company, N.A., a national banking association ("Trustee"), will act as Paying Agent and the office or agency where Securities may be presented for registration or transfer or for exchange (the "Registrar").

4.  INDENTURE

         The Company issued the Securities under an Indenture dated as of October 4, 2000 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture and, to the extent required by any amendment to the Trust Indenture Act of 1939 after such date, as amended from time to time (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to $275,000,000 aggregate principal amount of which $175,000,000 aggregate principal amount will be initially issued on the Closing Date (subject to Section 2.07 of the Indenture). Subject to the conditions set forth in the Indenture, the Company may issue up to an additional $100,000,000 aggregate principal amount of Additional Notes. This Security is one of the Series B 12 3/8% Senior Subordinated Notes due 2010 (the "Exchange Notes") referred to in the Indenture. The Securities include the 12 3/8% Senior Subordinated Notes due 2010 originally issued under the Indenture (the "Initial Notes"), the Additional Notes and any Exchange Notes issued in exchange for the Initial Notes. The Initial Notes, the Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Company and the Restricted Subsidiaries, including the Incurrence of additional Indebtedness, payment of dividends or other distributions with respect to Capital Stock of the Company, sale of assets of the Company or its Restricted Subsidiaries, and restrictions on the ability of any Restricted Subsidiary to pay dividends or make any other distributions in respect of its Capital Stock. In addition, the Indenture contains certain covenants that, among other things, limit the ability of the Company and the Guarantors to Incur Indebtedness which is senior to or ranks PARI PASSU with the Securities or the Guarantees, as the case may be, create certain Liens, or enter into certain mergers and consolidations.

         The payment of principal and interest on the Securities is unconditionally guaranteed on a senior subordinated and unsecured basis by the Guarantors.

5.  OPTIONAL REDEMPTION

         Except as set forth in paragraphs 6 and 7, the Securities may not be redeemed prior to October 1, 2005. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning October 1, of the years below:

         YEAR                                 PERCENTAGE
         2005...........................        106.188%
         2006...........................        104.125%
         2007...........................        102.063%
         2008 and thereafter............        100.000%

         At any time, or from time to time, on or prior to October 1, 2003, the Company, at its option, may use all or any portion of the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the

Securities issued at a redemption price equal to 112.375% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; PROVIDED that at least 65% of the aggregate principal amount of Securities initially issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 180 days after the consummation of any such Public Equity Offering.

         As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of the Company's Capital Stock (other than Disqualified Stock) pursuant to a registration statement filed with the Commission in accordance with the Securities Act or a firm commitment private placement of Capital Stock (other than Disqualified Stock) pursuant to an agreement that requires the registration of the resale of such Capital Stock (or Capital Stock issued upon conversion thereof) contemporaneously with the issuance thereof or as soon as practical thereafter.

         In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee (subject to DTC procedures) on a pro rata basis, by lot or by such other method as the Trustee, in its sole discretion, shall deem to be fair and appropriate (and which complies with applicable legal and securities exchange requirements), although no Security of $1,000 in original principal amount or less will be redeemed in part. In the case of any partial redemption made with the proceeds of a Public Equity Offering, selection of the Securities for redemption will be made by the Trustee on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. Subject to DTC procedures, a new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.

6.  NOTICE OF REDEMPTION

         A notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  PUT PROVISIONS

         Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  SUBORDINATION

         The Securities are subordinated to Senior Indebtedness, as defined in the Indenture, and the Guarantees are subordinated to Senior Indebtedness of the Guarantors, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness or Senior Indebtedness of Subsidiary Guarantors must be paid before the Securities may be paid. The Company and the Guarantors agree, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions and appoints the Trustee as attorney-in-fact for such purpose.

9.  DENOMINATIONS; TRANSFER; EXCHANGE

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10. PERSONS DEEMED OWNERS

         The registered Holder of this Security may be treated as the owner of it for all purposes.

11. UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. DISCHARGE AND DEFEASANCE

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13. AMENDMENT, WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the Commission in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Holder.

14. DEFAULTS AND REMEDIES

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption, upon declaration of acceleration or otherwise, or failure by the Company and the Guarantors to redeem or purchase Securities when required; (iii) failure by the Company or the Guarantors to comply with the provisions of Section 5.01 of the Indenture; (iv) failure by the Company, the Parent Guarantor or any Restricted Subsidiary to comply with certain other sections of the Indenture; (v) failure by the Company, the Parent Guarantor or any Restricted Subsidiary to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (vi) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10 million and continue for 10 days; (vii) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Foreign Significant Subsidiary; (viii) certain judgments or decrees for the payment of money in excess of $10 million; and (ix) the Parent Guarantee or any Subsidiary Guarantee is held unenforceable or invalid or ceasing to be in full force and effect. If an Event of Default (other than an Event of Default specified in (vii) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may, by notice to the Company and, in the case of such Holders, to the Trustee, declare the principal amount of and accrued interest on the Securities to be due and payable immediately upon the occurrence of such Events of Default.

         Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. TRUSTEE DEALINGS WITH THE COMPANY

         Subject to certain limitations imposed by the Act, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of the Company, any Guarantor or the Trustee shall not have any liability for any obligations of the Company, any Guarantor or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. AUTHENTICATION

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. ABBREVIATIONS

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE COMPANY WILL FURNISH TO ANY HOLDER, UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER, A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: UNITED STATES CAN COMPANY, 900 COMMERCE DRIVE, OAK BROOK, ILLINOIS 60521, ATTENTION: CHIEF FINANCIAL OFFICER.

            [FORM OF NOTATION ON EXCHANGE NOTE RELATING TO GUARANTEE]

                          SENIOR SUBORDINATED GUARANTEE

         U.S. CAN CORPORATION (the "Parent Guarantor") and MAY VERPACKUNGEN HOLDING INC. (together with any other Subsidiary Guarantor, the "Subsidiary Guarantors") have unconditionally guaranteed on a senior subordinated basis (such guaranty by each Guarantor being referred to herein as the "Guarantee")
(i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of Guarantors to the extent and in the manner provided in Article 11 of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

         No director, officer, employee or stockholder, as such, of any of the Guarantors shall have any liability under the Guarantee of such Guarantor by reason of such person's status as director, officer, employee or stockholder. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantee.

         The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                   U.S. CAN CORPORATION


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   MAY VERPACKUNGEN HOLDING INC.

                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

-------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

-------------------------------------------------------------------------------
(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint
                       --------------------------------------------------------
as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:             Your Signature:
      --------                   ----------------------------------------------

-------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

Signature Guaranty:
                   ------------------------------------------------------------
                   (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The following increases or decreases in this Global Security have been made:

                                                                           PRINCIPAL AMOUNT [AT
                                                                           MATURITY] OF THIS
                       AMOUNT OF DECREASE        AMOUNT OF INCREASE        GLOBAL SECURITY           SIGNATURE OF
                       IN PRINCIPAL AMOUNT       IN PRINCIPAL AMOUNT       FOLLOWING SUCH            AUTHORIZED OFFICER OF
                       [AT MATURITY] OF THIS     [AT MATURITY] OF THIS     DECREASE OR               TRUSTEE OR SECURITIES
  DATE OF EXCHANGE     GLOBAL SECURITY           GLOBAL SECURITY           INCREASE                  CUSTODIAN




                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box: |_|

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
$_________________

Date:
      ---------------           -----------------------------------------------
                                (Sign exactly as your name appears on the other side of the Security)

Signature Guaranty:
                                -----------------------------------------------
                                (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)